                                                                    EXHIBIT 10.4


                             DATED  27 March 1996
                             --------------------



                         LOUGHBOROUGH SOUND IMAGES plc


                                      and


                                ROBERT SHADDOCK



                            ______________________


                               SERVICE AGREEMENT

                          __________________________



                                Edge & Ellison

                                 Rutland House

                               148 Edmund Street

                              Birmingham  B3  2JR

THIS AGREEMENT is made the 27/th/ day of March One thousand nine hundred and ninety six

B E T W E E N :

(1)  LOUGHBOROUGH  SOUND  IMAGES  plc whose registered office is at Loughborough
     --------------------------------
     Park, Ashby Road, Loughborough LE11  3NE; and

(2)  ROBERT SHADDOCK of the Cottage, Main Street, Allexton, Leics, LE15 9AB
     ---------------


WHEREBY IT IS AGREED THAT:
-------------------------

1.   INTERPRETATION AND DEFINITIONS
     ------------------------------
1.1 In this Agreement the following words, phrases and expressions shall have the following meanings:
     "the Board"                                the Directors of the
                                                Company for the time
                                                being present at a meeting
                                                of the Directors or at a duly
                                                convened meeting of a
                                                Committee of the
                                                Directors.
     "the Commencement Date"                    27 March 1996
     "the Company"                              LOUGHBOROUGH SOUND
                                                IMAGES plc
     "the Executive"                            Robert Shaddock
     "the Group"                                the Company and its sub-
                                                sidiaries and any holding
                                                company of the Company
                                                and any subsidiary of such
                                                holding company (all as
                                                defined in the Companies
                                                Act 1985 and any
                                                associated company (which
                                                expression shall mean any
                                                company which is not a
                                                subsidiary of which not
                                                less than 20% of its equity
                                                share capital is beneficially
                                                owned by the Company or
                                                its parent company or any
                                                subsidiary or associate of
                                                such parent company)

1.2 Any reference to a statutory provision includes all re-enactments and modifications of it or the provision referred to and any regulations made under it or under the provision referred to.

1.3 The headings in this Agreement have been inserted for convenience only. They are not to affect its interpretation.

1.4 References in this Agreement to the male gender shall include the female and vice versa.

2.     THE EXECUTIVE'S APPOINTMENT
       ---------------------------

2.1 The Company will employ the Executive and the Executive will serve the Company on and subject to the terms and conditions of this Agreement.

2.2 The Executive's employment began on the Commencement Date. The Executive's period of continuous employment (taking into account any employment with a previous employer which counts towards that period) began on 31 May 1983.

2.3 The Executive's employment will continue until 30 June 1998 ("the Term") subject only to earlier termination pursuant to clause 10. Thereafter the Executives employment will continue unless and until it is terminated by either the Company or the Executive giving to the other not less than 12 months prior notice in writing to expire on or after the last day of the Term.

3.     THE EXECUTIVE'S DUTIES AND OBLIGATIONS
       --------------------------------------

3.1 The Executive is to act as Technical Director of the Company reporting to the Managing Director with specific responsibility for:

3.1.1  technical research
3.1.2  development of new and existing products
3.1.3  business development
3.1.4 any other duties consistent with his position which the Company may from time to time assign to him.

3.2    Whilst the Executive is employed by the Company he will:

3.2.1 perform his duties with reasonable skill and care and to the best of his ability
3.2.2 comply with all reasonable directions from time to time given to him by the Board and/or his immediate superior
3.2.3 work such hours as the Company may reasonably require whether or not these are outside normal business hours
3.2.4 devote the whole of his working time, abilities and attention to his duties
3.2.5  at all times serve the Company and the Group well and faithfully.

3.3    Whilst the Executive is employed by the Company he will not:

3.3.1 do anything which may in the reasonable opinion of the Board bring any member of the Group into disrepute or harm the goodwill or commercial image of any member of the Group or which is or is likely to be damaging or prejudicial to the business and/or commercial interests of the Company or the Group.

3.3.2 be engaged or interested (except with the prior written approval of the Board) directly or indirectly in any other trade, profession, business or occupation (including any public or private activity which in the reasonable opinion of the Board may interfere with the proper performance of his duties) or hold any directorship or other office in any company or other body whether incorporated or unincorporated.

3.4 Nothing contained in this Agreement shall preclude the Executive from holding not more than 10% of the issued shares or other securities of any class of a company which are quoted or dealt in on a recognized Stock Exchange.

3.5 The initial location of the Executive is at Loughborough Park aforesaid. The Executive will however travel both within the UK and abroad as may be necessary for the proper performance of his duties and will spend nights away from the initial location and/or his home where that is necessary for the performance of his duties.

4.     REMUNERATION AND EXPENSES
       -------------------------

4.1 The Executive will receive an annual salary of 80,000 pounds. This amount will be reviewed by the Compensation Committee each year and may not be reduced without the Executive's consent.

4.2 The salary is payable by equal monthly installments in arrear on the last day of each month (or such other day as the Board shall from time to time decide). It will be deemed to accrue from day to day.

4.3 The salary includes all remuneration or fees to which the Executive shall be entitled as a Director of any member of the Group.

4.4 In addition the Executive shall receive additional remuneration at a rate of 20,000 pounds in each complete financial year of the Company. On or before 1 July in each year the Executive will notify the Board of the amount of such additional remuneration which he requires to be paid to him as additional salary and of the amount which he requires to be paid as pension contributions.

4.5 The Company or the relevant Group member will reimburse all reasonable travelling, hotel, entertaining and other expenses properly incurred by the Executive in the performance of his duties. The Executive will provide whatever receipts or other supporting documentation may be required and will comply with the

       Company's policy and such rules relating to the incurring and re-imbursement of expenditure as may be in force from time to time.

5.     BENEFITS
       --------

5.1 The Company will provide for the use of the Executive a suitable motor car in accordance with the policy of the Company as determined by the Board from time to time. The Company reserves the right to alter its car policy and/or to cease to continue to provide the Executive with a motor car if relevant taxation provisions materially increase the cost to the Company.

5.2 The Company will pay the cost of insuring, taxing and maintaining the car and will re-imburse the Executive the running expenses.

5.3 The Executive may use the car for his private purposes, subject to any terms and conditions which the Company from time to time imposes.

5.4 The car is to remain the property of the Company. On termination of this Agreement the Executive is to return it in good condition (fair wear and tear excepted) to the Company together with its keys and all documents relating to it.

5.5 The Company will provide cover with PPP or such other private health plan as the Board may determine from time to time (on the National Scale appropriate to the nearest hospital to the Executive's home) for the benefit of the Executive.

5.6 The Company will re-imburse the Executive all reasonable expenses of the Executive arising out of the Executive's use of his home telephone.

5.7 The Company will provide a mobile telephone for the Executive's use and will pay the rental and call charges.

5.8 The Company will provide death in service life insurance equivalent to four times the value of the remuneration package referred to in clause
       4.1 from time to time.

6.     PENSION
       -------

6.1 The Company will pay such amount of the Executive's remuneration as would otherwise have been paid as salary as is notified by the Executive pursuant to clause 4.4 into an Inland Revenue approved personal pension plan at the direction of and for the benefit of the Executive.

6.2 A Contracting-Out Certificate issued under the Social Security Pensions Act 1975 is not in force in respect of the Executive's employment.

7.     HOLIDAYS
       --------

7.1 The Executive will be entitled (in addition to normal public and Bank holidays) to 25 working days' paid holiday each year. For these purposes the holiday year starts on the 1st January and the Executive's holiday entitlement for the current year is to be calculated on a pro rata basis by reference to the Commencement Date.

7.2 If the employment of the Executive is terminated during any calendar year he will be entitled to accrued holiday pay of one day's salary for each day of his accrued entitlement which he has not taken. These provisions will not apply if this Agreement is terminated pursuant to clause 10.1 in which event the Executive will have no claim for accrued holiday pay.

7.3 For the purposes of clause 7.2 holidays are deemed to accrue from day to day and any holiday entitlement in respect of any holiday year not utilized by the end of that year shall be forfeit unless otherwise agreed between the Executive and the Managing Director.

7.4    All holidays are to be taken at times approved by the Board.

7.5 The Company may require the Executive to take any unused holiday during any period of notice given by either party to terminate this agreement.

8.     SICKNESS AND MEDICAL EXAMINATION
       --------------------------------

8.1 If the Executive is prevented by sickness or injury from properly performing his duties under this Agreement:

8.1.1 during the first twelve continuous months of such absence or during the first twelve months of aggregate absence during any continuous period of twenty four months he will be entitled to continue to receive the salary and benefits at full rate. After such period payment will be at the discretion of the Board

8.1.2 he will claim all state sickness benefits available to him and account to the Company for these during the period in which he receives sick pay

8.2 Salary paid to the Executive by virtue of clause 8.1.1 is deemed to satisfy any entitlement of the Executive to receive Statutory Sick Pay for the period to which the salary relates.

8.3 Salary paid by the Company to the Executive in respect of any period of absence resulting from the negligence of a third party is to be recoverable by the Company out of any damages which he is paid by or on behalf of that third party. The salary is otherwise irrecoverable by the Company.

8.4 The Board may at its discretion require the Executive to furnish evidence satisfactory to it of any sickness or injury of the Executive. It may also require him from time to time to undergo a medical examination by a medical practitioner nominated by the Company. The Company will bear the costs of any such examination and will be entitled to full disclosure of the results.

9.     CONFIDENTIALITY
       ---------------

9.1 By virtue of his senior position the Executive acknowledges that he will acquire detailed knowledge of the commercial affairs and business transactions of the Company and the Group including information about customers, suppliers, terms of sale, terms of supply, plans for growth and expansion and technical and product improvements and developments. The Executive is hereby made expressly aware and agrees that all of such information ("the Confidential Information") is the property of and confidential to the Company and the Group.

9.2 The Executive shall not at any time (either during the continuance of this Agreement or after its termination) divulge to any person or use any of the Confidential Information. The Executive will use his best endeavours to prevent the disclosure of any such information and will notify the Board forthwith of any instances of disclosure of which he is aware.

9.3    The restrictions set out in clause 9.2 are not to apply to information:

9.3.1  divulged by the Executive in the proper performance of his duties
9.3.2 required by an order of a court of competent jurisdiction to be disclosed by the Executive
9.3.3  within the public domain through no fault of the Executive

10.    TERMINATION
       -----------

10.1 The Company may (without prejudice to and in addition to any other remedy and notwithstanding the provisions of clause 2.3) terminate this Agreement immediately and without notice if the Executive:

10.1.1 becomes bankrupt, applies for a receiving order or administration order, has a receiving order or administration order made against him or enters into any arrangement or composition with his creditors or otherwise takes the benefit of any statutory provision for the relief of insolvent debtors;

10.1.2 without reasonable cause neglects refuses or fails to perform all or any of his duties under this Agreement having previously been warned in writing by the Board that such neglect, refusal or failure would result in the termination of this agreement pursuant to this clause;

10.1.3 at any time and for whatever reason resigns from any Directorship which he holds within the Group without the consent of the Board or is disqualified from acting as a Director;

10.1.4 behaves negligently or incompetently and persists in such behaviour after being warned in writing by the Board that such continued negligence or incompetence would result in the termination of this agreement pursuant to this clause;

10.1.5 commits any act of gross misconduct during the course of his employment

10.2 A decision to terminate the Executive's employment pursuant to the provisions of clause 10.1 shall be effective if taken or approved or ratified by the Board and shall be communicated to the Executive in writing.

10.3 Upon the termination of this Agreement under clause 10.1 the Executive will be paid his salary accrued to the date of termination but will not be entitled to any other payment or compensation in respect of the termination.

10.4 The employment of the Executive will come to an end automatically on the last day of the month in which the Executive reaches normal retirment age. This is currently 55 years of age.

10.5   On the termination of the Executive's employment for any reason:

10.5.1 the Executive will at the request of the Company immediately resign from all directorships within the Group then held by him. The Executive irrevocably authorises the Company to appoint some person in his name and on his behalf to sign any documents and do any things necessary to effect such resignation should he fail to do so himself

10.5.2 the Company may deduct from any monies due from it to the Executive any monies which are due from the Executive to it or to the Group.

10.5.3 the Executive will return forthwith to the Company all books papers records correspondence notes memoranda sketches technical drawings specifications computer programmes source codes print outs discs software and other documents and all other property belonging to the Company, to the Company's Head Office or as the Board shall direct.

10.6 The Company is entitled to suspend the Executive from performing his duties under this Agreement at any time and for any period in order to investigate any allegation of misconduct. During any period of suspension the Executive is entitled to be paid his salary and to receive the benefits due to him under this Agreement.

10.7 Any provision of this Agreement which is expressed to have effect after its termination will continue in force in accordance with its terms.

10.8 If notice is given either by the Company or the Executive to terminate this employment, the Company may at its option at any time during the period of notice require the Executive not to attend any of the Company's premises or have any contact with any of the Company's customers, suppliers or employees. The Executive shall continue during any such period to be entitled to his normal remuneration and benefits and will remain bound by and subject to the provisions of this agreement.

11.    POST TERMINATION OBLIGATIONS
       ----------------------------

11.1 The Executive will not during the period of nine months beginning with the date on which this Agreement is terminated be employed by or be a director of or otherwise involved or interested in any Restricted Business.

11.2 The Executive will not during the period of twelve months beginning with the date on which this Agreement is terminated:

11.2.1 solicit or attempt to solicit orders for Restricted Products from any Restricted Customer;

11.2.2 transact or attempt to transact business with any Restricted Supplier;

11.2.3 persuade or attempt to persuade any Restricted Person to terminate their employment with the Company.

11.3   For the purposes of clause 11.1:
       "Restricted Business" shall mean each of the following taken separately:

(a) the design, manufacture, sale, distribution and servicing of integrated circuits and integrated circuit boards for use in or in conjunction with digital signal processors having the same function or purpose as those designed, manufactured and sold by the Company during the last twelve months of the Executive's employment

(b) and/or each other business and/or activity of the Company with or in which the Executive has been involved or had responsibility for during the twelve months immediately preceding the termination of this agreement

11.4   For the purposes of clause 11.2:

       "Restricted Products" shall mean integrated circuits and integrated circuit boards for use in or in conjunction with digital signal processors having the same function or purpose as those designed, manufactured and sold by the Company during the last twelve months of the Executive's employment;

       "Restricted Customer" shall mean any person, firm, company or corporation who purchased or contracted to purchase any Restricted Products for the Company during the last twelve months of the Executive's employment and with whom during that period the Executive had personal contact;

       "Restricted Supplier" shall mean any person, firm, company or corporation who during the last twelve months of the Executive's employment supplied silicon chips to the Company for use in the manufacture or assembly or Restricted Products;

       "Restricted Person" shall mean any individual who was a director of or employed in a managerial, sales or technical capacity by the Company at the date on which this Agreement was terminated.

11.5 Each of the obligations contained in clauses 11.1 and 11.2 shall be construed separately from the others and shall be capable of being independently enforced.

12.    INVENTIONS
       ----------

12.1 If at any time during the continuance of this Agreement the Executive shall discover, make or conceive either by himself or jointly with any other person or persons any invention, discovery, formula, design, process, adaptation or improvement which relates to or is connected with or capable of being worked or employed in connection with any trade or business for the time being carried on by the Company and or the Group he shall forthwith supply in writing full particulars concerning the same to the Company.

12.2 All inventions, discoveries, formulae, designs, processes, adaptations or improvements communicated in accordance with Clause 12.1 hereof which are either made in the course of duties falling outside his normal duties but specifically assigned to him (in both cases where one or more inventions might reasonably be expected to result from the carrying out of the Executive's duties) or made by the Executive, being a person to which sub-clause 12.5 hereof applies shall upon the discovery making or conception thereof belong to and vest in the Company absolutely and beneficially together with all rights to apply for patent or other protection thereby obtained. The Employee shall if so required but at the expense of the Company take all such steps as may be necessary fully and effectually to vest in the Company or as it may direct the full benefit of the said invention, discovery, formula, design, process, adaptation or improvement and to give to the Company or its nominees such protection as it may require in respect thereof in any part of the world whether by way of patents or otherwise howsoever.

12.3 In the event of any dispute arising between the Company and the Executive as to whether or not any invention communicated falls within the scope of sub-clause 12.2 hereof application will be made jointly by the Company and the Executive to the Comptroller General of Patents in accordance with Section 8 of the Patents Act 1977 for determination of the matter and his decision shall be final and binding.

12.4 The Executive acknowledges that inventions may reasonably be expected to result from carrying out of his normal duties and of any duties specifically assigned to him within the meaning of Section 39(1) (a) of the Patents Act 1977.

12.5 The Executive acknowledges that because of the nature of his duties and the particular responsibilities arising from the nature of his duties he has a special obligation to further the interests of the employer's undertaking within the meaning of Section 39(1) (a) of the Patents Act 1977.

12.6 The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to execute and do such instrument or things and generally to use his name for the purpose of giving to the Company (or its nominee) the benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any Director or Secretary of the Company that any instrument or act falls within the authority hereby conferred shall be conclusive evidence that such is the case. It is hereby agreed between the parties that the provisions of this Clause 12 shall survive in their entirety the termination of the Executive's employment for whatsoever reason.

13.    NOTICES
       -------

13.1 Any notice to be given under this Agreement to the Executive may be given to him personally or sent to him by pre-paid first class letter addressed to him at his last known place of residence. Any notice to be given to the Company, may be served by leaving it at or sending it by pre-paid first class letter to its registered office for the time being.

13.2 Any notice served by post shall be deemed to have been served forty-eight hours after it was posted and proof that the notice was properly addressed, pre-paid and posted shall be sufficient evidence of service.

14.    GOVERNING LAW
       -------------

This Agreement shall be interpreted and enforced in accordance with the laws of England.

15.    SUPERSESSION OF PREVIOUS AGREEMENTS
       -----------------------------------

This Agreement supersedes and is in substitution for any subsisting agreements between the Company (or any Group member) and the Executive relating to his employment. All such subsisting agreements are terminated by mutual consent with effect from the Commencement Date.

16.    SUPPLEMENTAL
       ------------

The provisions of the Schedule have effect for the purposes of the Employment Protection (Consolidation) Act 1978 as amended.

IN WITNESS of which the parties have executed this Agreement on the date set out
----------
above

                                  THE SCHEDULE
                                  ------------

1. There are no disciplinary rules on the date of this Agreement which are specifically applicable to the Executive (other than the provisions of this Agreement). The Board may however introduce and amend such disciplinary rules as it thinks fit. The Executive will be expected to exhibit the standard of propriety and behaviour commensurate with his position and to obey all staff rules in force from time to time.

2. If the Executive is dissatisfied with any disciplinary action taken against him or has any grievance relating to his employment he may apply for redress to the Board whose decision shall be final and binding, subject to any recourse to law which the Executive may have.

3. Unless the Board prescribes otherwise, and save as expressly provided in the Agreement there will be no specific terms or conditions relating to the Executive's hours of work.



SIGNED for and on behalf of
LOUGHBOROUGH SOUND IMAGES PLC
by
in the presence of:


SIGNED by ROBERT SHADDOCK
in the presence of:










Note to Service Agreement:

        This agreement remains in effect although Mr. Shaddock's current position with Blue Wave Systems is Chief Executive Officer.